Exhibit 99.1

908 Devices Appoints Tony J. Hunt, President and CEO, Repligen, to its Board of Directors

BOSTON, March 2, 2022 – 908 Devices (Nasdaq: MASS), a pioneer of purpose-built handheld and desktop mass spectrometry devices for chemical and biomolecular analysis, has appointed Tony J. Hunt, President and CEO, Repligen Corporation (Nasdaq: RGEN), to serve on its Board of Directors effective immediately.

Mr. Hunt brings a deep understanding of the bioprocessing market, with more than 20 years of life sciences management experience. He joined Repligen in 2014 as Chief Operating Officer and was promoted to his current role a year later. Mr. Hunt previously was President of Bioproduction at Life Technologies, which was acquired by Thermo Fisher Scientific in 2014. From 2000 to 2008, he was with Applied Biosystems as Senior Director of Pharma Programs where he launched the pharma analytics business that in 2008 became part of the bioproduction platform at Life Technologies.

“I am delighted to welcome Tony to the 908 Devices’ Board of Directors,” said Kevin Hrusovsky, Chairman of 908 Devices. “Tony brings extensive market experience and valuable strategic insight into biopharmaceutical development and production. His significant track record of evaluating inorganic growth opportunities will also be an important addition to our Board.”

“I am honored to join the 908 Devices Board at this exciting stage of the company’s journey,” said Mr. Hunt. “The 908 Devices technology platform has tremendous potential to help researchers bring new therapeutics to market faster, and I look forward to partnering with the company’s leadership team to unlock this capability.”

“One of our key priorities is to create a comprehensive bioanalytics platform from biotherapeutic development through production,” said Kevin J. Knopp, CEO and co-founder of 908 Devices. “Tony’s wealth of knowledge and experience in downstream bioproduction workflows will be invaluable as we do so.”

For more information, visit www.908devices.com.

About 908 Devices

908 Devices Inc. (Nasdaq: MASS) is democratizing laboratory mass spectrometry with its simple handheld and desktop devices, addressing critical-to-life applications. The Company’s devices are used at the point-of-need to interrogate unknown and invisible materials and provide quick, actionable answers to directly address some of the most critical problems in life sciences research, bioprocessing, pharma / biopharma, forensics and adjacent markets. The Company is headquartered in the heart of Boston, where it designs and manufactures innovative products that bring together the power of mass spectrometry, microfluidic separations, software automation and machine learning.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding plans to develop a comprehensive bioanalytics platform and other strategic objectives. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including the risks outlined under “Risk Factors” and elsewhere in the Company’s filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Additional information will be made available in the Company’s annual and quarterly reports and other filings that it makes from time to time with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Media Contact

Barbara Russo

brusso@908devices.com

Investor Contact

Carrie Mendivil

IR@908devices.com